Exhibit 10.17

SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT (this “Second Amendment Agreement”) is entered into this 27th day of February, 2013 between KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”) and KKR Financial Advisors LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company and the Manager are parties to an Amended and Restated Management Agreement, dated as of May 4, 2007, as amended by the First Amendment Agreement, dated as of June 15, 2007 (the “Amended and Restated Management Agreement”); and

WHEREAS, the parties hereto desire to amend the definition of “Incentive Compensation” in Section 1(k) of the Amended and Restated Management Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used but not defined herein shall have the meanings specified in the Amended and Restated Management Agreement):

Section 1.  Amendment to the Amended and Restated Management Agreement.

Section 1(k) of the Amended and Restated Management Agreement is hereby amended by inserting the following proviso at the end of such Section:

; provided further that any Shares that by their terms are entitled to a specified periodic distribution, including, without limitation, the Company’s 7.375% Series A LLC Preferred Shares, shall not be treated as Shares, nor included as Shares offered or outstanding, for the purpose of calculating Incentive Compensation, and instead the aggregate distribution amount that accrues to such Shares during the fiscal quarter of such calculation shall be subtracted from the Company’s Net Income, before Incentive Compensation for purposes of clause (i)(A).

Section 2.  Miscellaneous.  This Second Amendment Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  This Second Amendment Agreement may be executed by facsimile signature.

Section 3.  Governing Law.  This Second Amendment Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment Agreement as of the date first written above.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ Michael R. McFerran
	Name:	Michael R. McFerran
	Title:	Chief Financial and Chief Operating Officer

KKR FINANCIAL ADVISORS LLC

By:	/s/ Nicole J. Macarchuk
	Name:	Nicole J. Macarchuk
	Title:	General Counsel